UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Susan Cosgrove as a Director

On April 24, 2019, the Board of Directors of WisdomTree Investments, Inc. (the “Company”) appointed Susan Cosgrove to serve as a Class II member of the Board of Directors, effective immediately, with an initial term expiring at the Company’s 2019 annual meeting of stockholders.

Ms. Cosgrove will receive cash and equity compensation as provided in the Company’s Non-Employee Director Compensation Program. Pursuant to this program, upon appointment to the Board, Ms. Cosgrove received 1,961 shares of restricted stock under the Company’s 2016 Equity Plan, which shares vest on the first anniversary of the grant date. The Company has entered into its standard director indemnification agreement with Ms. Cosgrove.

Ms. Cosgrove, 56, is Managing Director and Chief Financial Officer of The Depository Trust & Clearing Corporation (DTCC), the premier post-trade market infrastructure for the global financial services industry. She was appointed CFO in August 2013 and is responsible for leading the firm’s global finance and treasury teams and overseeing the company’s financial processes and liquidity and capital position. From 2011 to 2013, she served as Managing Director and General Manager of Settlement and Asset Services of DTCC, overseeing all depository businesses, and from 1999 to 2011, she was the General Manager for DTCC’s Equity and Fixed Income Clearing Services. Ms. Cosgrove is a member of DTCC’s Management Committee and Management Risk Committee, and she co-chairs the firm’s Investment and Operating Committee. She is also a member of the DTCC Institutional Trade Processing Board of Managers and the Board of Directors for DerivSERV, two subsidiaries of DTCC. Ms. Cosgrove also serves as Vice Chair of the Board of Pencil Inc., a not for profit organization leading collaboration between business and public education communities. Prior to joining DTCC in 1999, she was a Senior Vice President at Lehman Brothers in charge of Audit and Compliance for the company’s Americas division. Before Lehman, she worked at Maxcor Financial Group for 10 years as Chief Financial Officer and Head of Compliance. She began her career as a Senior Auditor for PricewaterhouseCoopers in their Financial Services Group. Ms. Cosgrove received her B.B.A. in Accounting from Baruch College.

A copy of the press release containing information about Ms. Cosgrove’s appointment is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated April 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: April 25, 2019	By:	/s/ Amit Muni
Amit Muni
Executive Vice President and Chief Financial Officer

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